Exhibit 10.26

ASSIGNMENT OF AGREEMENT FOR SALE AND PURCHASE

This Assignment of Agreement for Sale and Purchase (the “Assignment”) is entered into on or as of November 28, 2018. The parties to this Assignment are Lodging Opportunity Fund Real Estate Investment Trust, a North Dakota real estate investment trust (the “Assignor”), LF3 Cedar Rapids, LLC a Delaware limited liability company, and LF3 Cedar Rapids TRS, LLC, a Delaware limited liability company (collectively, the “Assignee”); all entities have an address of 1635 43rd Street South, Suite 305, Fargo, North Dakota 58103.

INTRODUCTORY STATEMENTS

A. The Assignor entered into an Asset Purchase Agreement effective as October 11, 2018 (a copy of the Asset Purchase Agreement, as amended, is attached to this Assignment as Exhibit A) with respect to the purchase of a hotel business.

B. The Assignor and Assignee desire that Assignor assign its interest in the Purchase and Sale Agreement to Assignee under the terms and conditions set forth in this Agreement.

C.  Unless otherwise agreed upon, at closing, LF3 Cedar Rapids, LLC will take ownership of the Real Estate and LF3 Cedar Rapids TRS, LLC will take ownership of all other assets.

In consideration of the above Introductory Statements, and the promises and provisions set forth in this Assignment, the parties agree as follows:

1.              Assignment.  Assignor assigns to Assignee all of Assignor’s right, title, and interest in and to the Asset Purchase Agreement, as amended.

2.              Acceptance by Assignee. Assignee accepts the Assignment and all rights accruing to it under the Asset Purchase Agreement, as amended, and assumes and agrees to perform all covenants and obligations of the Assignor under the Asset Purchase Agreement, as amended, from and after this Assignment’s Effective Date.

3.              Release of Assignor’s Liability. This Assignment does not relieve Assignor of any of its obligations to Seller under the Asset Purchase Agreement.

4.              Effective Date. This Assignment shall be effective upon signing.

5.              Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier shall be as effective as delivery of a manually executed signature page to this Agreement.

The parties have executed this Assignment as of the date listed below each party’s signature.

ASSIGNOR

Lodging Opportunity Fund Real Estate Investment Trust a North Dakota Real Estate Investment Trust

/s/ Corey R. Maple
By: Corey R. Maple
Its: Chairman of the Board of Trustees

ASSIGNEE

LF3 Cedar Rapids, LLC
a Delaware limited liability company

BY: Lodging Fund REIT III OP, LP
ITS: Sole Member

By: Lodging Fund REIT III, Inc.
Its: General Partner

/s/ Corey R. Maple
By: Corey R. Maple
Its: Chief Executive Officer and Secretary

LF3 Cedar Rapids TRS, LLC a Delaware limited liability company

BY: Lodging Fund REIT III TRS, Inc.
ITS: Sole Member

/s/ Corey R. Maple
By: Corey R. Maple
Its: Chief Executive Officer and Secretary